Lesaka's Final FY2025 Results: Delivers on FY2025 Profitability Guidance, Reaffirms FY2026 Profitability & Net Revenue Outlook, and Sets FY2026 Profitability per Share Guidance, reflecting more than 100% Year-on-Year Growth

JOHANNESBURG, September 29, 2025 - Lesaka Technologies, Inc. (Nasdaq: LSAK; JSE: LSK) today released results for the fourth quarter ("Q4 2025") and full year of fiscal 2025 ("FY2025").

FY2025 performance:

All growth rates are year-on-year between FY2025 and FY2024.

  Revenue of $659.7 million (ZAR 12.0 billion) up 14% in ZAR.
  Net Revenue (a non-GAAP measure) of $328.7 million (ZAR 5.3 billion), up 38% in ZAR.
  Net Loss of $87.5 million (ZAR 1.6 billion), up 386% in ZAR largely due to inclusion of a tax adjusted $49.3 million (ZAR 897.6 million) non-operating, non-cash charge relating to a change in fair value and sale of MobiKwik (a non-core asset), a tax adjusted non-cash charge from impairment losses of $18.4 million (ZAR 326.2 million) and once-off transaction costs of $17.8 million (ZAR 321.9 million).
  Group Adjusted EBITDA (a non-GAAP measure) of $50.7 million (ZAR 922.2 million), up 33% in ZAR, achieving guidance provided.
  Basic loss per share of $1.14 (ZAR 19.49), up 284% in ZAR.
  Adjusted earnings (a non-GAAP measure) of $10.4 million (ZAR 186.2 million), up 263% in ZAR.
  Adjusted earnings per share (a non-GAAP measure) of $0.13 (ZAR 2.29), up 187% in ZAR.
  Merchant Division Revenue of $526.6 million (ZAR 9.6 billion), up 11% in ZAR, Net Revenue of $202.3 million (ZAR 3.0 billion), up 46% in ZAR. Merchant Segment Adjusted EBITDA of $36.2 million (ZAR 657 million), up 20% in ZAR attributable primarily to 9 months contribution from Adumo and organic growth.
  Consumer Net Revenue of $96.0 million (ZAR 1.7 billion), up 35% in ZAR. Consumer Segment Adjusted EBITDA of $23.9 million (ZAR 435 million), up 83% in ZAR driven by increase in active consumer base and continued cross-sell of lending and insurance products raising ARPU.

Q4 2025 performance:

All growth rates are calculated on a year-on-year basis between Q4 2025 and Q4 2024.

  Revenue of $168.5 million (ZAR 3.1 billion) up 14% in ZAR.
  Net Revenue of $82.0 million (ZAR 1.5 billion), up 47% in ZAR.
  Net Loss of $28.8 million (ZAR 515 million), up 452% in ZAR, largely due to inclusion of a tax adjusted $5.7 million (ZAR 101.4 million) non-operating, non-cash charge relating to a change in fair value and sale of MobiKwik (a non-core asset), a tax adjusted non-cash charge from impairment losses of $18.4 million (ZAR 326.2 million) and once-off transaction costs of $13.2 million (ZAR 239.0 million).
  Group Adjusted EBITDA of $16.7 million (ZAR 305.6 million), up 61% in ZAR.
  Basic loss per share of $0.35 (ZAR 6.33), up 338% in ZAR.
  Adjusted earnings (a non-GAAP measure) of $4.4 million (ZAR 80.4 million), up 292% in ZAR.
  Adjusted earnings per share (a non-GAAP measure) of $0.05 (ZAR 0.99), up 211% in ZAR.
  Merchant Division Revenue of $129.0 million (ZAR 2.4 billion), up 7% in ZAR, Net Revenue of $44.4 million (ZAR 812 million), up 49% in ZAR. Merchant Segment Adjusted EBITDA of $10.2 million (ZAR 186.7 million), up 37% in ZAR.
  Consumer Net Revenue of $27.9 million (ZAR 509.8 billion), up 44% in ZAR. Consumer Segment Adjusted EBITDA of $8.9 million (ZAR 161.9 million), up 106% in ZAR.

(1) Average exchange rates applicable for the purpose of translating our results of operations: ZAR 17.90 to $1 for FY2025, ZAR 18.68 for FY2024, ZAR 17.87 to $1 for Q4 2025, ZAR 18.47 to $1 for Q4 2024.

Commenting on the results, Lesaka Chairman Ali Mazanderani said, "FY2025 was a strong year for the Group, delivering on our profitability guidance and advancing key strategic priorities. We expect to maintain this momentum into FY2026, and are guiding for adjusted EBITDA growth of at least 35%. We have also introduced adjusted earnings per share guidance, expecting this to more than double in FY2026 to at least ZAR 4.60, from ZAR 2.29 per share this year."

Outlook: First Quarter 2026 ("Q1 2026") and Full Fiscal Year 2026 ("FY 2026") guidance

While we report our financial results in USD, we measure our operating performance in ZAR, and as such we provide our guidance accordingly.

For Q1 FY2026, the quarter ending September 30, 2025, we expect:

  Net Revenue between ZAR 1.50 billion and ZAR 1.65 billion.
  Group Adjusted EBITDA between ZAR 260 million and ZAR 300 million

For FY2026, the year ending June 30, 2026, we expect:

  Net Revenue between ZAR 6.4 billion and ZAR 6.9 billion
  Group Adjusted EBITDA between ZAR 1.25 billion and ZAR 1.45 billion
  Net Income Attributable to Lesaka to be positive.
  Adjusted earnings per share of at least ZAR 4.60, implying a year-on-year growth of greater than 100%.

Our FY2026 guidance excludes the impact of the Bank Zero acquisition announced (subject to regulatory approval by the Prudential Authority and the South African Reserve Bank and other customary closing conditions) and any unannounced mergers and acquisitions that we may conclude.

Management has provided its outlook regarding Revenue, Net Revenue, Group Adjusted EBITDA and Adjusted earnings per share, which are non-GAAP financial measures and excludes certain revenue and charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the control of Lesaka and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of Group Adjusted EBITDA, Net Revenue, Adjusted earnings, Adjusted earnings per share, and headline (loss) earnings per share are non-GAAP measures. Refer to Attachment A for a reconciliation of these non-GAAP measures.

Non-GAAP Measures

Group adjusted EBITDA

Group Adjusted EBITDA is net loss before interest, taxes, depreciation and amortization, adjusted for non-operational transactions (including loss on disposal of equity-accounted investments), impairment loss, loss from equity-accounted investments, stock-based compensation charges and once-off items. Once-off items represent non-recurring expense items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Net Revenue

Net revenue is a non-GAAP financial measure. Revenue is the financial measure calculated in accordance with GAAP that is most directly comparable to net revenue. However, as a result of the restatement, we are unable to provide GAAP revenue on a historical basis and are therefore unable to provide a reconciliation of net revenue to GAAP revenue. The restatement is expected to result in an increase in GAAP revenue, with any increase in GAAP revenue expected to be offset by a corresponding increase in the cost of prepaid airtime vouchers ("Pinned Airtime") sold by us, resulting in no change to net revenue.

We generate revenue from the provision of transaction-processing services through our various platforms and service offerings. We use these platforms to (a) sell Pinned Airtime which was held as inventory, and (b) distribute pre-paid solutions including prepaid airtime vouchers (which we do not hold as inventory) ("Pinless Airtime"), prepaid electricity, gaming vouchers, and other products, to users of our platforms. We act as a principal when we sell Pinned Airtime that were held as inventory and record revenue and cost of sales on a gross basis when sold. We act as an agent in a transaction when we provide pre-paid solutions through our various platforms and services offerings because we do not control the good or service to be provided and we recognize revenue based on the amount that we are contractually entitled to receive for performing the distribution service on behalf of our customers using our platform. Our revenue under GAAP can fluctuate materially due to changes in the revenue mix between these revenue categories. Net Revenue is a non-GAAP measure and is calculated as revenue presented under GAAP less (i) the cost of Pinned Airtime sold by us, and (ii) commissions paid to third parties selling all other agency-based pre-paid solutions (including Pinless Airtime, electricity and other products) provided through our distribution channels. We believe that the use of Net Revenue is meaningful to users of financial information because it seeks to eliminate the impact of the change in the revenue mix from the revenue categories over the periods presented.

Adjusted earnings and Adjusted earnings per share

Adjusted earnings and Adjusted earnings per share is GAAP net loss and loss per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Adjusted earnings and Adjusted earnings per share for fiscal 2025 also includes adjustments related to the changes in the fair value of equity securities (net of deferred tax), impairment loss related to goodwill and intangible assets, an adjustment for deferred tax adjustments to the valuation allowance for a subsidiary which released its valuation allowance related to net operating losses in full during Q4 2025, loss on disposal of equity-accounted investments and intangible asset amortization, net related to non-controlling interests.

Adjusted earnings and Adjusted earnings per share for fiscal 2024 also includes an impairment loss related to an equity-accounted investment, unrealized currency loss related to our non-core business which we are in the process of winding down and a reversal of allowance for a doubtful loan receivable.

Management believes that the Group Adjusted EBITDA, Adjusted earnings and Adjusted earnings per share metrics enhance its own evaluation, as well as an investor's understanding of our financial performance. Attachment A presents the reconciliation between GAAP net loss attributable to Lesaka and these non-GAAP measures.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments, impairment losses and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and H(L)EPS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Lesaka Technologies Inc. (www.lesakatech.com)

Lesaka operates a South African fintech company driven by a purpose to provide financial services, software and other business services to Southern Africa's underserviced consumers and merchants. We offer an integrated and holistic multiproduct platform that provides transactional accounts, lending, insurance, merchant acquiring, cash management, software and Alternative Digital Products ("ADP"). We provide targeted solutions and integrations to facilitate payments between consumers, merchants, and enterprises. By providing a full-service fintech platform in our connected ecosystem, we facilitate the digitization of commerce in our markets.

Lesaka has a primary listing on NASDAQ (NASDAQ:LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka.

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future financial results and future financing and business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in our Form 10-K for the fiscal year ended June 30, 2025, as filed with the SEC, as well as other documents we have filed or will file with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Investor Relations and Media Relations Contacts:

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

Idris Dungarwalla

Email: idris.dungarwalla@lesakatech.com

Mobile: +44 786 225 4852

Media Relations Contact:

Ian Harrison

Email: Ian@thenielsennetwork.com

Lesaka Technologies, Inc.

Attachment A

Reconciliation of GAAP loss attributable to Lesaka to Group Adjusted EBITDA:

Three months and year ended June 30, 2025 and 2024, and three months ended March 31, 2024

	Three months ended			Year ended
	June 30,		Mar 31,	June 30,
	2025	2024	2025	2025	2024
	(in thousands)
Net loss attributable to Lesaka	$(28,770)	$(5,035)	$(22,058)	$(87,504)	$(17,440)
(Less) Add net (loss) income attributable to non-controlling interest	(178)	-	20	(130)	-
Loss attributable to Lesaka - GAAP	$(28,948)	$(5,035)	$(22,038)	$(87,634)	$(17,440)
(Earnings) Loss from equity accounted investments	(25)	(40)	(12)	(114)	1,279
Net loss before (earnings) loss from equity-accounted investments	(28,973)	(5,075)	(22,050)	(87,748)	(16,161)
Income tax (benefit) expense	(8,930)	1,482	(2,934)	(18,198)	3,363
Loss before income tax expense	(37,903)	(3,593)	(24,984)	(105,946)	(12,798)
Reversal of allowance for doubtful EMI loans receivable	-	-	-	-	(250)
Net (gain) loss on disposal of equity-accounted investment	-	-	-	161	-
Change in fair value of equity securities	5,676	-	20,421	59,828	-
Impairment loss	18,863	-	-	18,863	-
Unrealized (gain) loss FV for currency adjustments	(79)	(184)	(114)	23	(83)
Operating loss after PPA amortization and net interest (non-GAAP)	(13,443)	(3,777)	(4,677)	(27,071)	(13,131)
PPA amortization (amortization of acquired intangible assets)	7,796	3,657	4,974	21,384	14,419
Operating (loss) income before PPA amortization after net interest (non-GAAP)	(5,647)	(120)	297	(5,687)	1,288
Interest expense	4,470	4,620	5,777	21,453	18,932
Interest income	(644)	(732)	(645)	(2,596)	(2,294)
Operating (loss) income before PPA amortization and net interest (non-GAAP)	(1,821)	3,768	5,429	13,170	17,926
Depreciation (excluding amortization of intangibles)	2,997	2,548	3,455	12,337	9,246
Stock-based compensation charges	2,032	2,258	2,497	9,550	7,911
Interest adjustment	283	-	(890)	(2,195)	-
Once-off items (refer below)	13,227	1,684	2,306	17,826	1,853
Group Adjusted EBITDA - Non-GAAP	$16,718	$10,258	$12,797	$50,688	$36,936

	Three months ended			Year ended
	June 30,		Mar 31,	June 30,
	2025	2024	2025	2025	2024
	(in thousands)
Once-off items comprises:
Transaction costs related to Adumo, Recharger and Bank Zero acquisitions and certain compensation costs	$12,985	$1,660	$1,222	$16,159	$2,325
Transaction costs	173	24	1,084	1,794	480
(Income recognized) Expenses incurred related to closure of legacy businesses	-	-	-	-	(952)
Indirect taxes provision release (recorded)	69	-	-	(127)	-
	$13,227	$1,684	$2,306	$17,826	$1,853

Once-off items are non-recurring in nature, however, certain items may be reported in multiple quarters. For instance, transaction costs include costs incurred related to acquisitions and transactions consummated or ultimately not pursued. The transactions can span multiple quarters, for instance in fiscal 2025 we incurred significant transaction costs related to the acquisitions of Adumo and Recharger over a number of quarters, and the transactions are generally non-recurring.

Indirect tax provision (release) recorded relates to the (reversal) recordal of a non-recurring indirect tax provision created in fiscal 2023 which was resolved in fiscal 2025 following settlement of the matter with the tax authority. Income recognized related to closure of legacy businesses represents (i) gains recognized related to the release of the foreign currency translation reserve on deconsolidation of a subsidiaries and (ii) costs incurred related to subsidiaries which we are in the process of deregistering/ liquidating and therefore we consider these costs non-operational and ad hoc in nature.

Reconciliation of Revenue under GAAP to Net Revenue:

Three and twelve months ended June 30, 2025 and 2024, and three months ended March 31, 2025

	Three months ended			Year ended
	June 30,		Mar 31,	June 30,
	2025	2024	2025	2025	2024
	(in thousands)
Revenue - GAAP	$168,467	$146,046	$161,450	$659,701	$564,222
Cost of prepaid airtime vouchers sold by us & commissions paid to third parties selling all other agency-based products	(86,462)	(91,274)	(88,083)	(331,040)	(358,624)
Net Revenue (non-GAAP)	$82,005	$54,772	$73,367	$328,661	$205,598
Net Revenue / revenue	49%	38%	45%	50%	36%

Merchant revenue - GAAP	$128,957	$118,746	$128,781	$526,598	$459,790
Cost of prepaid airtime vouchers sold by us & commissions paid to third parties selling all other agency-based products	(84,562)	(89,370)	(86,502)	(324,334)	(350,183)
Merchant Net Revenue (non-GAAP)	$44,395	$29,376	$42,279	$202,264	$109,607

Reconciliation of GAAP net loss and loss per share, basic, to Adjusted earnings and earnings per share, basic:

Three months ended June 30, 2025 and 2024

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2025	2024	2025	2024	2025	2024	2025	2024
GAAP	(28,770)	(5,035)	(0.35)	(0.08)	(514,693)	(93,201)	(6.33)	(1.44)

Impairment loss	18,371	-			326,195	-
Transaction costs	13,158	1,684			237,741	31,047
Deferred tax asset valuation allowance released	(11,741)	(342)			(209,894)	(6,362)
Change in fair value of equity securities, net	5,676	-			101,377	-
Intangible asset amortization, net	5,691	2,670			103,359	49,563
Stock-based compensation charge	2,032	2,258			37,157	39,482
Intangible asset amortization, net related to non-controlling interest	(117)	-			(2,091)	-
Other	69	-			1,233	-
Adjusted	4,369	1,235	0.05	0.02	80,384	20,529	0.99	0.32

Year ended June 30, 2025 and 2024

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2025	2024	2025	2024	2025	2024	2025	2024
GAAP	(87,504)	(17,440)	(1.14)	(0.28)	(1,583,747)	(326,070)	(19.49)	(5.07)

Change in fair value of equity securities, net	49,294	-			897,634	-
Impairment loss	18,371	-			326,195	-
Transaction costs	17,953	2,805			324,175	52,186
Intangible asset amortization, net	15,610	10,543			279,522	196,875
Stock-based compensation charge	9,550	7,911			173,470	145,571
Deferred tax asset valuation allowance released	(12,665)	(906)			(226,576)	(17,000)
Intangible asset amortization, net related to non-controlling interest	(282)	-			(5,097)	-
Net loss on disposal of equity-accounted investments	161	-			2,886	-
Other	(127)	-			(2,275)	-
Impairment of equity method investments	-	1,167			-	22,084
Non core international - unrealized currency (gain) loss	-	(952)			-	(17,648)
Allowance for doubtful EMI loans receivable	-	(250)			-	(4,741)
Adjusted	10,361	2,878	0.13	0.04	186,187	51,257	2.29	0.80

Attachment B

Unaudited Condensed Consolidated Financial Statements

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

	Unaudited		(A)
	Three months ended		Year ended
	June 30,		June 30,
	2025	2024	2025	2024
	(In thousands, except per share data)

Revenue	$168,467	$146,046	$659,701	$564,222
Expense
Cost of goods sold, IT processing, servicing and support	119,928	113,063	486,546	442,673
Selling, general and administration(A)	34,299	24,823	131,512	91,969
Depreciation and amortization	10,793	6,205	33,721	23,665
Impairment loss	18,863	-	18,863	-
Transaction costs related to Adumo, Recharger and Bank Zero acquisitions and certain compensation costs (A)	12,985	1,660	16,159	2,325

Operating (loss) income	(28,401)	295	(27,100)	3,590

Change in fair value of equity securities	(5,676)	-	(59,828)	-

Reversal of allowance for doubtful EMI loan receivable	-	-	-	250

Loss on disposal of equity-accounted investment	-	-	161	-

Interest income	644	732	2,596	2,294

Interest expense	4,470	4,620	21,453	18,932

Loss before income tax (benefit) expense	(37,903)	(3,593)	(105,946)	(12,798)

Income tax (benefit) expense	(8,930)	1,482	(18,198)	3,363

Net loss before earnings (loss) from equity-accounted investments	(28,973)	(5,075)	(87,748)	(16,161)

Earnings (loss) from equity-accounted investments	25	40	114	(1,279)
Net loss from continuing operations	(28,948)	(5,035)	(87,634)	(17,440)

Add net loss attributable to non-controlling interest	(178)	-	(130)	-

Net loss attributable to Lesaka	$(28,770)	$(5,035)	$(87,504)	$(17,440)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	$(0.35)	$(0.08)	$(1.14)	$(0.27)
Diluted loss attributable to Lesaka shareholders	$(0.35)	$(0.08)	$(1.14)	$(0.27)

(A) Derived from audited consolidated financial statements.

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

	Unaudited		(A)
	Three months ended		Year ended
	June 30,		June 30,
	2025	2024	2025	2024
	(In thousands)

Cash flows from operating activities
Net loss	$(28,948)	$(5,035)	$(87,634)	$(17,440)
Depreciation and amortization	10,793	6,205	33,721	23,665
Impairment loss	18,863	-	18,863	-
Movement in allowance for doubtful accounts receivable and finance loans receivable	2,312	1,626	8,011	5,158
Movement in interest payable	(1,720)	(126)	4,723	1,119
Fair value adjustment related to financial liabilities	39	66	(120)	(853)
Gain on disposal of equity-accounted investments	-	-	161	-
(Earnings) Loss from equity-accounted investments	(25)	(40)	(114)	1,279
Reversal of allowance for doubtful loans receivable	-	-	-	(250)
Change in fair value of equity securities	5,676	-	59,828	-
Loss (Profit) on disposal of property, plant and equipment	66	(17)	13	(305)
Facility fee amortized	209	62	429	443
Stock-based compensation charge	2,032	2,258	9,550	7,911
Dividends received from equity accounted investments	31	-	96	95
(Increase) Decrease in accounts receivable and other receivables	(5,444)	(1,058)	1,081	(10,873)
Increase in finance loans receivable	(12,880)	(2,932)	(34,614)	(10,029)
(Increase) Decrease in inventory	(3,797)	4,334	169	9,840
Increase (Decrease) in accounts payable and other payables	5,144	1,575	(13,401)	22,141
Deferred consideration due to seller of Recharger included in accounts payable and other payables	12,456	-	13,586	-
(Decrease) Increase in taxes payable	(1,139)	(958)	485	(400)
Decrease in deferred taxes	(10,151)	(308)	(23,955)	(2,712)
Net cash (used in) provided by in operating activities	(6,483)	5,652	(9,122)	28,789

Cash flows from investing activities
Capital expenditures	(4,099)	(4,715)	(17,199)	(12,665)
Proceeds from disposal of property, plant and equipment	218	450	1,938	1,565
Expenditures related to intangible assets	(1,626)	(58)	(3,900)	(294)
Proceeds from disposal of equity securities	16,441	-	16,441	-
Acquisitions, net of cash acquired	8	(1,583)	(12,946)	(1,583)
Proceeds from disposal of equity-accounted investment	-	-	-	3,508
Repayment of loans by equity-accounted investments	-	-	-	250
Net change in settlement assets	(1,065)	7,172	4,324	(7,196)
Net cash provided by (used in) investing activities	9,877	1,266	(11,342)	(16,415)

Cash flows from financing activities
Utilization of bank overdraft	4,428	29,511	98,616	182,990
Repayment of bank overdraft	(4,311)	(27,421)	(90,309)	(199,642)
Long-term borrowings utilized	565	9,302	190,061	23,728
Repayment of long-term borrowings	(1,214)	(7,022)	(149,511)	(20,073)
Acquisition of treasury stock	(1,047)	(1,288)	(13,660)	(1,495)
Proceeds from issue of shares	6	94	116	165
Guarantee fee	-	-	(970)	-
Dividends paid to non-controlling interest	-	-	(432)	-
Net change in settlement obligations	1,412	(6,148)	(4,179)	7,214
Net cash (used in) provided by financing activities	(161)	(2,972)	29,732	(7,113)

Effect of exchange rate changes on cash	2,283	2,366	1,453	2,025
Net increase in cash, cash equivalents and restricted cash	5,516	6,312	10,721	7,286
Cash, cash equivalents and restricted cash - beginning of period	71,123	59,606	65,918	58,632
Cash, cash equivalents and restricted cash - end of period	$76,639	$65,918	$76,639	$65,918

(A) Derived from audited consolidated financial statements.

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Balance Sheets

	(A)	(A)(B)
	June 30,	June 30,
	2025	2024
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$76,520	$59,065
Restricted cash	119	6,853
Accounts receivable, net of allowance of - 2025: $1,753; 2024: $1,241 and other receivables	42,525	36,667
Finance loans receivable, net of allowance of - 2025: $5,244; 2025: $4,644	74,110	44,058
Inventory	23,551	18,226
Total current assets before settlement assets	216,825	164,869
Settlement assets	27,098	22,827
Total current assets	243,923	187,696
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - 2025: $48,636; 2024: $49,762	44,924	31,936
OPERATING LEASE RIGHT-OF-USE	9,691	7,280
EQUITY-ACCOUNTED INVESTMENTS	199	206
GOODWILL	199,395	138,551
INTANGIBLE ASSETS, net of accumulated amortization of - 2025: $71,644; 2024: $46,200	139,215	111,353
DEFERRED INCOME TAXES	12,554	3,446
OTHER LONG-TERM ASSETS, including equity securities	3,809	77,982
TOTAL ASSETS	653,710	558,450

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	-	6,737
Short-term credit facilities	24,469	9,351
Accounts payable	19,867	16,674
Other payables	72,079	56,051
Operating lease liability - current	4,007	2,343
Current portion of long-term borrowings	11,956	15,719
Income taxes payable	1,400	654
Total current liabilities before settlement obligations	133,778	107,529
Settlement obligations	26,695	22,358
Total current liabilities	160,473	129,887
DEFERRED INCOME TAXES	33,921	38,128
OPERATING LEASE LIABILITY - LONG TERM	6,129	5,087
LONG-TERM BORROWINGS	188,813	127,467
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,991	2,595
TOTAL LIABILITIES	392,327	303,164
REDEEMABLE COMMON STOCK	88,957	79,429

EQUITY
LESAKA EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: 2025: 81,249,097; 2024: 64,272,243	103	83
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: 2025: -; 2024: -	-	-
ADDITIONAL PAID-IN-CAPITAL	426,950	343,639
TREASURY SHARES, AT COST: 2025: 29,934,044; 2024: 25,563,808	(298,523)	(289,733)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(185,664)	(188,355)
RETAINED EARNINGS	222,719	310,223
TOTAL LESAKA EQUITY	165,585	175,857
NON-CONTROLLING INTEREST	6,841	-
TOTAL EQUITY	172,426	175,857

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$653,710	$558,450

(A) Derived from audited consolidated financial statements.

(B) We have reclassified an amount of $11,841 from long-term borrowings to current portion of long-term borrowings.

Our unaudited condensed consolidated balance sheets as of June 30, 2025 and 2024 in ZAR are presented below. Amounts included in these balance sheets have been calculated using the $ amounts per our balance sheets presented in U.S. dollars and converted to ZAR using the exchange rates noted below

LESAKA TECHNOLOGIES, INC.

Unaudited Consolidated Balance Sheets

				(A)
		June 30,		June 30,
		2025		2024
		(In thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	R	1,358,643	R	1,073,849
Restricted cash		2,113		124,593
Accounts receivable, net of allowance of - 2025: R31,125; 2024: R22,562 and other receivables		755,048		666,635
Finance loans receivable, net of allowance of - 2025: R93,109; 2025: R84,432		1,315,853		801,010
Inventory		418,157		331,363
Total current assets before settlement assets		3,849,814		2,997,450
Settlement assets		481,136		415,013
Total current assets		4,330,950		3,412,463
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - 2025: R863,552; 2024: R904,713		797,644		580,622
OPERATING LEASE RIGHT-OF-USE		172,068		132,356
EQUITY-ACCOUNTED INVESTMENTS		3,533		3,745
GOODWILL		3,540,338		2,518,968
INTANGIBLE ASSETS, net of accumulated amortization of - 2025: R1,272,068; 2024: R839,953		2,471,818		2,024,487
DEFERRED INCOME TAXES		222,901		62,651
OTHER LONG-TERM ASSETS, including equity securities		67,630		1,417,775
TOTAL ASSETS		11,606,882		10,153,067

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding		-		122,484
Short-term credit facilities		434,457		170,009
Accounts payable		352,747		303,147
Other payables		1,279,791		1,019,052
Operating lease liability - current		71,146		42,598
Current portion of long-term borrowings		212,284		285,784
Income taxes payable		24,858		11,890
Total current liabilities before settlement obligations		2,375,283		1,954,964
Settlement obligations		473,980		406,486
Total current liabilities		2,849,263		2,361,450
DEFERRED INCOME TAXES		602,281		693,198
OPERATING LEASE LIABILITY - LONG TERM		108,823		92,486
LONG-TERM BORROWINGS		3,352,450		2,317,452
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities		53,106		47,179
TOTAL LIABILITIES		6,965,923		5,511,765

TOTAL EQUITY AND REDEEMABLE COMMON STOCK	R	4,640,959	R	4,641,302

Exchange rate $1: ZAR		17.7554		18.1808

(A) We have reclassified an amount of ZAR 215,269 from long-term borrowings to current portion of long-term borrowings.

Lesaka Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended June 30, 2025 and 2024

	2025	2024

Net loss (USD'000)	(22,058)	(5,035)
Adjustments:
Impairment loss	18,863	-
Profit on sale of property, plant and equipment	(12)	(17)
Tax effects on above	3	5

Net loss used to calculate headline loss (USD'000)	(3,204)	(5,047)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	81,186	64,527

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	81,186	64,527

Headline loss per share:
Basic, in USD	(0.04)	(0.08)
Diluted, in USD	(0.04)	(0.08)

Year ended June 30, 2025 and 2024

	2025	2024

Net loss (USD'000)	(87,504)	(17,440)
Adjustments:
Impairment of equity method investments	-	1,167
Impairment loss	18,863	-
Profit on sale of property, plant and equipment	13	(305)
Tax effects on above	(4)	82

Net loss used to calculate headline loss (USD'000)	(68,632)	(16,496)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	76,466	64,179

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	76,466	64,179

Headline loss per share:
Basic, in USD	(0.90)	(0.26)
Diluted, in USD	(0.90)	(0.26)

Calculation of the denominator for headline diluted loss per share

	Three months ended June 30,		Year ended June 30,
	2025	2024	2025	2024

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	81,186	64,527	76,466	64,179
Denominator for headline diluted loss per share	81,186	64,527	76,466	64,179

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.